Exhibit 10.3

LIMONEIRA RANCHES

SECOND AMENDMENT TO

PURCHASE AND SALE AGREEMENT

AND

JOINT ESCROW INSTRUCTIONS

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (the “Amendment”) is made and entered into on January 24, 2023 (the “Effective Date”) by and between LIMONEIRA COMPANY, a Delaware corporation (“Seller”), and PGIM REAL ESTATE FINANCE, LLC, a Delaware limited liability company (or its Authorized Assignee, “Buyer”). Seller and Buyer are sometimes referred to in this Amendment individually as a “Party” and collectively as the “Parties.”

This Amendment is made with respect to the following facts and circumstances.

A.       The Parties entered into a Purchase and Sale Agreement and Joint Escrow Instructions dated for reference purposes as of October 10, 2022, as amended by that certain First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated January 17, 2023 (collectively the “Agreement”). Unless otherwise indicated, capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.

B.       The Parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, the Parties hereby agree as follows:

1.       Environmental Indemnity. Seller hereby agrees to indemnify, defend and hold Buyer and the Land free and harmless from and against any and all loss, cost, damage, expense, claim or liability, including without limitation any liability for the cost of any Phase II assessment and remediation of soil contamination on the Land, arising from any actual or suspected contamination which may be disclosed by soil sample test results taken by Buyer’s environmental consultant prior to the date of this Amendment as part of the Phase I assessment with respect to (i) sixteen (16) sites of underground storage tanks (“USTs”) or former USTs supporting windmachines, and (ii) above ground fuel (filling) lines from an above ground storage tank to the filling location on Porterville Ranch, and in both cases, for which results are still pending. This indemnity is given in consideration of Buyer’s waiver of diligence conditions relating to the condition of the Property prior to receipt of the results from the Phase I testing. Seller’s obligations under this Section shall survive the Closing for a period of eighteen (18) months (or until such remediation is completed, if commenced within such eighteen (18) month period), but shall terminate if the agreement is terminated prior to Buyer closing on the Property.

2.       Reaffirmation. Except as expressly modified by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

3.       Counterparts. This Amendment may be executed in one or more counterparts and such counterparts taken together shall constitute one and the same document.

SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, the Parties have executed this Amendment to be effective for all purposes as of the Effective Date.

SELLER		BUYER

LIMONEIRA COMPANY,		PGIM REAL ESTATE FINANCE, LLC,
a Delaware corporation		a Delaware limited liability company

By:	/s/ Harold S. Edwards	By:	/s/ Fendley Ragland
	HAROLD S. EDWARDS		FENDLEY RAGLAND
	Chief Executive Officer		Vice President

By:	/s/ Mark Palamountain
MARK PALAMOUNTAIN
Secretary and Chief Financial

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